Exhibit (23) - Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-13489) pertaining to the 1984 Incentive Stock Option Plan, in the Registration Statement (Form S-8 No. 33-23642) pertaining to the 1988
Non-Qualified Stock Option Plan, in the Registration Statement (Form S-8 No. 33-34908) pertaining to the 1989 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-40798) pertaining to the 1990 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-50440) pertaining to the 1991 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-64308) pertaining to the 1992 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-64316) pertaining to the 1993 Consultants' Stock Option Plan, in the Registration Statement (Form S-8 No. 33-55303 ) pertaining to the 1993 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-02221) pertaining to the 1995 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-6231) pertaining to the Surgical Health Corporation and Heritage Surgical Corporation Stock Option Plans and in the Registration Statement (Form S-8 No. 33-64615) pertaining to the Sutter Surgery Centers, Inc. Stock Option Plans, of our report dated May 23, 1996, with respect to the consolidated financial statements and schedule of HEALTHSOUTH Corporation and Subsidiaries included in the Annual Report (Form 10-K/A) for the year ended December 31, 1995.




Birmingham, Alabama
May 23, 1996

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